Exhibit 20.2
                             Computational Material

This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All amounts are approximate and subject to change. The information contained herein supersedes information contained in any prior information term sheet for this transaction. In addition, the information contained herein may be superseded by information contained in term sheets circulated after the date hereof and is qualified in its entirety by information contained in the Prospectus Supplement for this transaction. An offering may be made only through the delivery of a Prospectus Supplement and the related Prospectus through Greenwich Capital Markets, Inc., the Underwriter.


                             PRELIMINARY TERM SHEET
                           Prepared: December 11, 1996
                               Subject to Revision

                      CPS AUTO GRANTOR TRUST, SERIES 1996-3

                          CPS Receivables Corp., Seller
                   Consumer Portfolio Services, Inc., Servicer

                                $95,000,000 + 5%
                     $[90,250,000] [ ]% Class A Certificates
                      $[4,750,000] [ ]% Class B Certificates

(Note: This Preliminary Term Sheet has been prepared to assist prospective investors in the Class A Certificates only; references to the Class B Certificates are provided solely for information purposes.)

                             Summary Security Terms:

--------------------------------------------------------------------------------------------------
             Certificates                         Class A                       Class B
--------------------------------------------------------------------------------------------------
Principal Amount                               $[90,250,000]                 $[4,750,000]
Class Percentage                                 [95.00]%                       [5.00]%
Initial Credit Support1                         FSA Policy
Expected Rating                                   Aaa/AAA                    BB (S&P Only)
(Moody's/S&P)
Pass-Through Rate                                  [ ]%                          [ ]%
Price Talk                                  + [55] Area over the
                                             5 1/2's of 11/98
Price (Approximate)                                 100
Originator/Servicer                         Consumer Portfolio                    CPS
                                          Services, Inc. ("CPS")
Trustee, Paying Agent &                        Norwest Bank                       NW
  Standby Servicer                        Minnesota, N.A. ("NW")
Pricing Prepayment Speed                         1.50% ABS                     1.50% ABS
Expected Settlement Date                     December 20,1996              December 20,1996
Projected Weighted                             [1.88] Years                  [1.88] Years
Average Life
Final Scheduled                              [August 15, 2002]             [August 15, 2002]
Distribution Date
Distribution Dates                        15th day of each Month           15th day of each
                                                                                 Month
--------------------------------------------------------------------------------------------------

1 The Class A Certificates will have the benefit of an FSA Insurance Policy which will guarantee timely interest and ultimate principal. FSA will have first priority on a reserve account (the "Spread Account"). The Class B Certificateholders will have the benefit of (i) current period subordinated excess interest ("Excess Spread") and (ii) releases from the Spread Account, if any, prior to distribution to CPS. Excess Spread, equivalent to the weighted average gross coupon on the Receivables less the sum of the Servicing Fee, the weighted average coupon on the Certificates, and certain other transaction expenses, is expected to be approximately [11.80]% per annum at the Settlement Date. Excess Spread over the life of the transaction is dependent, among other things, upon the actual prepayment and default experience of the transaction, as to which no assurance can be given.

The Certificates:             Asset  backed  certificates  issued in two classes
                              (the  "Class  A  Certificates"  and the  "Class  B
                              Certificates", collectively the "Certificates") by
                              a grantor  trust (the "Trust") to be formed by CPS
                              Receivables  Corp. (the "Seller"),  a wholly-owned
                              bankruptcy-remote subsidiary of Consumer Portfolio
                              Services,  Inc. ("CPS").  The Certificates will be
                              secured  by,  among  other   assets,   a  pool  of
                              sub-prime motor vehicle retail installment sale contracts (the "Receivables") secured by new and used automobiles, vans and light duty trucks (the
                              "Financed Vehicles") aggregating $[95,000,000] in principal amount (the "Initial Pool Balance") as of December [16], 1996 (the "Cut-off Date"). The
                              Receivables, which will provide for level monthly payments (with interest and principal calculated pursuant to Rule of 78's and simple interest methods), were purchased by CPS from approved new and used automobile dealers and finance companies located primarily in the states of California, Florida, Pennsylvania and Texas.

                              Each Certificate will evidence beneficial ownership of an undivided interest in the Trust. The Class A Certificates will evidence, in the aggregate, beneficial ownership of an undivided interest in the Trust equal to [95]% (the "Class A Percentage") of the Trust Assets (not including any interest received by the Trust in excess of the Class A Pass-Through Rate). The Class B Certificates will evidence, in the aggregate, beneficial ownership of an undivided interest in the Trust equal to [5]% (the "Class B Percentage") of the Trust Assets (not including any interest received by the Trust in excess of the Class B Pass-Through Rate).

                              The rights of the Class B Certificates to receive distributions will be subordinated to the rights of the Class A Certificates and the Certificate Insurer.

Distributions to
Certificateholders:           Distributions of interest on the Certificates will
                              be made on the 15th of each month (or, if the 15th
                              is  not  a  Business  Day,  the  next   succeeding
                              Business  Day)  (each,  a  "Distribution   Date"),
                              commencing  January 15, 1997,  to the extent funds
                              are   available   therefor,   in  an  amount  (the
                              "Certificateholders'     Interest    Distributable
                              Amount")  equal,  with  respect  to each  class of
                              Certificates,  to interest  accrued thereon at the
                              Class  A  Pass-  Through  Rate  and  the  Class  B
                              Pass-Through  Rate,  respectively,  in the case of
                              the initial  Distribution  Date, from December 19,
                              1996 through and including  January 14, 1997,  and
                              with respect to each subsequent Distribution Date,
                              for  the  one  month  period  (each,  an  "Accrual
                              Period")  commencing  on the  15th  of  the  month
                              immediately  preceding such  Distribution Date and
                              ending on the 14th day of the month in which  such
                              Distribution   Date   occurs.   Distributions   of
                              interest  will  be made on a pro  rata  basis  (to
                              holders  of  record  as of the  last  day of  each
                              accrual  period,  each  a  "Record  Date")  on the
                              Certificates.  Distributions  of interest  will be
                              calculated   on  the  basis  of  12  months   each
                              consisting of 30 days.

                              Distributions of principal on the Certificates, to the extent funds are available therefor, will be distributed (a) to the Class A Certificateholders as of the related Record Date in an amount equal to the Class A Percentage of the Principal Distributable Amount (defined below) and (b) to the Class B Certificateholders as of the related Record Date in an amount equal to the Class B Percentage of the Principal Distributable Amount. The "Principal Distributable Amount" for a Distribution Date will equal the sum of (i) the principal portion of all scheduled Distributions received during the preceding calendar month (each, a "Collection Period") on the Rule of 78's Receivables and all Distributions of principal received on simple interest receivables during the preceding Collection Period; (ii) the principal portion of all prepayments in full (including principal collected on those accounts plus any amounts applied from the Pay Ahead Account related to such Receivable) of such Receivables; (iii) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by the Originator or Servicer as of the last day of the related Collection Period; (iv) the principal balance of each Receivable that became a liquidated Receivable during such Collection Period; and (v) the aggregate amount of Cram Down Losses (reductions to obligor indebtedness imposed by a bankruptcy court) that shall have occurred during the related Collection Period.

Priority of
Distributions:                On  each   Distribution   Date  available   funds,
                              together with any Spread Account Draw, will be allocated by the Trustee in the following order:

                                (i) To the Servicer (if CPS is not the Servicer), the Servicing Fee of 2.12% (212 basis points) per annum; provided, however, that as long as CPS is the Servicer and Norwest is the Stand-by Servicer, the Trustee will first pay the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                                (ii) in the event the  Standby  Servicer  or any
                                     other party becomes the successor Servicer,
                                     to   the   Standby   Servicer,   reasonable
                                     transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

                                (iii)to the  Trustee,  the Trustee Fee and other
                                     reasonable expenses;

                                (iv) to  the  Collateral  Agent,  all  fees  and
                                     expenses payable to the Collateral Agent with respect to such Distribution Date;

                                (v) to the Class A Certificateholders, the related Interest Distributable Amount, together with any Class A Certificate Interest Carryover Shortfall Amount for such Distribution Date;

                                (vi) to Holders of the Class B Certificates, the
                                     related  Interest   Distributable   Amount,
                                     together   with  any  Class  B  Certificate
                                     Interest Carryover Shortfall Amount for such Distribution Date;

                                (vii)to  Holders  of the  Class A  Certificates,
                                     the related Class A Principal Distributable
                                     Amount  and  Class  A  Principal  Carryover
                                     Shortfall Amount;

                                (viii) to FSA,  any  amounts due under the terms
                                     of the Pooling and Servicing Agreement and under the Insurance Agreement;

                                (ix) to Holders of the Class B Certificates, the
                                     related  Class  B  Principal  Distributable
                                     Amount  and  Class  B  Principal  Carryover
                                     Shortfall Amount; and

                                (x) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

Spread Account:               FSA will have the  benefit  of a  reserve  account
                              (the "Spread Account") established by CPS with the Collateral Agent pursuant to a Master Spread
                              Account Agreement.

Tax Status of the
Trust: Mayer, Brown & Platt will deliver an opinion that the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Owners of beneficial interests in the Certificates will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of such owners who are individuals, trust or estates, may deduct their pro rata share of reasonable servicing and other fees. Prospective investors must review the Prospectus and Prospectus Supplement for a more detailed description of these matters.

ERISA Eligibility:            The  Class  A   Certificates   will  generally  be
                              permitted  to be held by  employee  benefit  plans
                              subject  to  ERISA.   Prospective  investors  must
                              review the Prospectus and Prospectus Supplement for a more detailed description of these matters.

Record Date:                  The 10th day of each calendar month.

Optional Redemption:          The  Servicer  may at its option  purchase all the
                              Receivables  as of the last day of any  Collection
                              Period on or after which the  aggregate  principal
                              balance of the Receivables is equal to 10% or less
                              of the Original Pool Balance,  at a purchase price
                              equal to the  aggregate  principal  balance of the
                              Receivables,   plus   accrued   interest   at  the
                              respective APRs.

The Originator/
Servicer:                     CPS was incorporated in the State of California in
                              1991. CPS and its subsidiaries engage primarily in
                              the business of purchasing,  selling and servicing
                              retail  installment sales contracts  ("Contracts")
                              made  to  borrowers  who  generally  would  not be
                              expected  to  qualify  for  traditional  financing
                              because of  factors  generally  including  limited
                              credit history,  lower than average income or past
                              credit  problems.  CPS purchases  Contracts,  at a
                              discount  ranging from 0% to 8%, from dealers with
                              whom it has dealer agreements  ("Dealers") in [34]
                              States. In addition to any discount, CPS generally
                              charges  Dealers an acquisition  fee to defray the
                              direct  administrative  costs  associated with the
                              processing  of  Contracts   that  are   ultimately
                              purchased by CPS.

                              CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases
                              Contracts   from  third  parties  that  have  been
                              originated by others. Contracts have been sold both as bulk sales to institutional investors and through securitization transactions.

Underwriting                  CPS originates Contracts under three programs: the
                              Standard Program, the Alpha Program, and the Delta
                              Program.   The  Alpha   program  is   designed  to
                              accommodate  applicants  who generally  exceed the
                              requirements of the Standard Program in respect of
                              job stability,  residence stability,  income level
                              or the  nature of the  credit  history.  The Delta
                              Program is designed to accommodate  applicants who
                              may  not  meet  all  of  the  requirements  of the
                              Standard  Program  but  are  deemed  by  CPS to be
                              generally  as  creditworthy  as  Standard  Program
                              applicants.  CPS determines  whether to purchase a
                              Contract  based  principally  on  the  applicant's
                              creditworthiness  and the collateral  value of the
                              financed  vehicle.  Upon receipt of an application
                              from a Dealer,  CPS obtains  credit  reports  from
                              three  credit  bureaus.  A CPS loan  officer  will
                              review  the  credit  application,   credit  bureau
                              report,  and a one  page  Dealer  summary  of  the
                              proposed transaction and will either conditionally
                              approve  or  reject  the  application,   generally
                              within one  business  day of receipt of the credit
                              application.  Based in part on the  conditions  to
                              approval,  the  Dealer and  applicant  file a more
                              complete  application  package which  initially is
                              reviewed by a CPS processor for  deficiencies.  As
                              part  of  this  review,  references  are  checked,
                              direct  calls  are  made  to  the   applicant  and
                              employment,   income,   residence   and  insurance
                              verification   are   performed.    Next,   a   CPS
                              underwriter   confirms  the  satisfaction  of  any
                              remaining deficiencies in the application package.
                              Finally, a loan review officer reviews the package
                              for   deficiencies    prior   to   funding.    CPS
                              conditionally  approves  approximately  50% of the
                              credit  applications  it receives  and  ultimately
                              purchases   approximately   20%  of  the  received
                              applications.

                              Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice, and in the case of used cars, 115% of the value quoted in industry accepted car guides (such as the Kelley Wholesale Blue Book), in each case plus taxes, license fees, insurance and the cost of any service contract. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

                              The minimum downpayment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The downpayment may be made in cash, and/or with a trade-in car, and, if available, a proven manufacturer's rebate (which rebate cannot comprise more than 50% of the downpayment).

Servicing and
Collections:                  CPS  continues  to service  all  Contracts  it has
                              purchased,   including   those   it  has  sold  to
                              institutional investors.  CPS's Contract servicing
                              activities  consist of collecting,  accounting for
                              and posting all  payments,  responding to borrower
                              inquiries,  taking  steps to maintain the security
                              interest   in  the   financed   vehicle  or  other
                              collateral,      investigating      delinquencies,
                              repossessing   and  liquidating   collateral  when
                              necessary,  and generally monitoring each

                              Contract and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract servicing activities.

                              If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of an auto dialer. A collection officer tries to establish contact with the customer and obtain a promise to make the overdue payment within seven days. If payment is not received by the end of such seven day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment.

The Receivables:              Summary Collateral Term Sheets attached.

                       COMPUTATIONAL MATERIALS DISCLAIMER


The  attached  tables  and  other  statistical   analyses  (the   "Computational
Materials") are privileged and confidential and intended for use by the addressee only. These Computational Materials are furnished to you solely by Greenwich Capital Markets, Inc. and not by the issuer of the securities or any of its affiliates. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Greenwich Capital Markets, Inc. is not acting as agent for the issuer of the securities or its affiliates in connection with the proposed transaction.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to either the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the Prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final Prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to bay nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final Prospectus supplement relating to the securities discussed In this communication for definitive Computational Materials on any matter discussed in this communication. A final Prospectus and Prospectus supplement may be obtained by contacting GCM's Trading Desk at (203) 625-6160.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

                                  CPS 1996-3 CLASS A
                            PRICE-YIELD SENSITIVITY REPORT

               Settlement                                      12/19/96
               Next Payment                                    01/15/97
               Class Balance                             $90,250,000.00
               Cutoff Date                                     12/16/96
               Accrued Days                                           3
               Coupon                                            6.100%
-------------------------------------------------------------------------------------
    Quoted
     Price       1.00% ABS     1.25% ABS     1.50% ABS     1.75% ABS     2.00% ABS
=====================================================================================
    99.24              6.309         6.317         6.326         6.337         6.349
    99.24+             6.301         6.308         6.317         6.327         6.338
    99.25              6.292         6.299         6.308         6.317         6.327
    99.25+             6.284         6.291         6.298         6.307         6.317
    99.26              6.276         6.282         6.289         6.297         6.306
    99.26+             6.268         6.273         6.280         6.287         6.295
-------------------------------------------------------------------------------------
    99.27              6.260         6.265         6.270         6.277         6.285
    99.27+             6.251         6.256         6.261         6.267         6.274
    99.28              6.243         6.247         6.252         6.257         6.263
    99.28+             6.235         6.239         6.243         6.247         6.253
    99.29              6.227         6.230         6.233         6.237         6.242
    99.29+             6.219         6.221         6.224         6.228         6.231
    99.30              6.211         6.213         6.215         6.218         6.221
    99.30+             6.202         6.204         6.206         6.208         6.210
    99.31              6.194         6.195         6.196         6.198         6.199
    99.31+             6.186         6.187         6.187         6.188         6.189
-------------------------------------------------------------------------------------
    100.00             6.178         6.178         6.178         6.178         6.178
-------------------------------------------------------------------------------------
    100.00+            6.170         6.169         6.169         6.168         6.167
    100.01             6.162         6.161         6.160         6.158         6.157
    100.01+            6.154         6.152         6.150         6.148         6.146
    100.02             6.145         6.143         6.141         6.138         6.135
    100.02+            6.137         6.135         6.132         6.129         6.125
    100.03             6.129         6.126         6.123         6.119         6.114
    100.03+            6.121         6.117         6.113         6.109         6.103
    100.04             6.113         6.109         6.104         6.099         6.093
    100.04+            6.105         6.100         6.095         6.089         6.082
    100.05             6.097         6.092         6.086         6.079         6.072
-------------------------------------------------------------------------------------
    100.05+            6.088         6.083         6.077         6.069         6.061
    100.06             6.080         6.074         6.067         6.059         6.050
    100.06+            6.072         6.066         6.058         6.050         6.040
    100.07             6.064         6.057         6.049         6.040         6.029
    100.07+            6.056         6.048         6.040         6.030         6.019
    100.08             6.048         6.040         6.031         6.020         6.008
=====================================================================================
WAL (yr)               2.15          2.02          1.88          1.75          1.61
MAT (yr)               4.57          4.57          4.57          4.57          4.07
MDUR (yr)              1.91          1.80          1.69          1.58          1.47
-------------------------------------------------------------------------------------

                   "Full Price" = "Flat Price" = Accrued Interest.
     Duration and related sensitivities are calculated at midpoint price/yield. Maturity and last Principal Pay Dates may be distorted by the use of collateral pool WAMs.



---------------------------------------------------------------------------------------------------------------------------
                                           CPS AUTO GRANTOR TRUST, SERIES 1996-3
                                               ALL AMOUNTS SUBJECT TO CHANGE
                                                     INFORMATION SHEET
                                                         12/10/96

                                             Consumer Portfolio Services Inc.
                                                  Balances as of 12/04/96
---------------------------------------------------------------------------------------------------------------------------
Total Current Balance:                       $  80,039,688.63
Total Original Balance:                      $  81,087,603.40
Number of Total Portfolio Loans:                     6,385
Average Original Balance                     $      12,699.70       RANGE: $           2,288.06 -     $   29,000.36
Average Current Balance                      $      12,535.58       RANGE: $             253.26           28,897.29
Weighted Average APR Rate:                          20.551 %        RANGE: $        16,500    -       29,070%
Weighted Average Original Loan Term:                55.98 months RANGE:           18.00     -     61.00 months
Weighted Average Remaining Term:                    54.74 months RANGE:            1.00     -     60.00 months
Top State Concentration ($):                        25.04 % California,  9.71 % Pennsylvania, 8.07 % Texas
New-Used Breakdown ($):                             86.93 % USED, 13.07 % NEW
Collateral Year Breakdown ($):                      26.29 % 95, 23.09 % 94, 14.77% 96
Manufacturer Breakdown (S):                         19.51 % FORD, 13.14 % CHEVROLET, 8.45 % NISSAN
Contract Date:                               Mar 14, 1994  -  Nov 29, 1996
First Payment Date:                          Apr 13, 1994  -  Feb 20, 1997
Next Payment Date:                           Nov 04, 1996  -  Mar 02, 1999
Maturity Date:                               Dec 06, 1996  -  Jan 02, 2002
---------------------------------------------------------------------------------------------------------------------------

                                                       CURRENT                        # OF
                                                  PRINCIPAL BALANCE       PCT($)      LOANS      PCT(#)
                                                  -----------------       ------      -----      ------
CONTRACT DATE:                 < 01/01/96              671,026.89          0.84           75       1.17   18.9564
                          01/01/96 - 01/31/96           20,761.27          0.03            2       0.03   22.1286
                          02/01/96 - 02/29/96           57,191.13          0.07            5       0.08   21.5851
                          03/01/96 - 03/31/96          190,200.28          0.24           16       0.25   20.5224
                          04/01/96 - 04/30/96           50,695.96          0.06            5       0.08   19.7286
                          05/01/96 - 05/31/96           97,703.84          0.12            8       0.13   19.9278
                          06/01/96 - 06/30/96          398,658,88          0.50           35       0.55   20.5932
                          07/01/96 - 07/31/96          388,933.05          0.49           33       0.52   20.8255
                          08/01/96 - 08/31/96         2,36,115,33          2.96          193       3.02   20.6654
                          09/01/96 - 09/30/96       23,909,627.53         29.87        1,911      29.93   20.5979
                          10/01/96 - 10/31/96       32,910,030.49         41.12        2,597      40.67   20.5436
                          11/01/96 - 11/30/96       18,978,743.78         23.71        1,505      23.57   20.5424
ORIGINAL                     2,288 - 4,999             199,478.47          0.25           51       0.80   22.4827
BALANCE:                     5,000 - 9,999          12,602,741.04         15.75        1,541      24.13   21.5332
                            10,000 - 14,999         39,806,516.95         49.73        3,253      50.95   20.6179
                            15,000 - 19,999         20,385,137.49         25.47        1,220      19.11   20.0629
                            20,000 - 24,999          6,434,404.01          8.04          296       4.64   19.7992
                                >= 25,000              611,410.47          0.76           24       0.38   19.5407
APR RATE:                    16.50 - 16.99              43,245.75          0.05            4       0.06   16.5977
                             17.00 - 17.99           2,597,624.59          3.25          171       2.68   17.4397
                             18.00 - 18.99          14,043,899.04         17.55          994      15.57   18.1470
                             19.00 - 19.99           7,534,091.96          9.41          535       8.38   19.8310
                             20.00 - 20.99          13,652,633.63         17.06        1,032      16.16   20.3130
                             21.00 - 21.99          27,697,516.16         34.60        2,300      36.02   21.0078
                             22.00 - 22.99           3,532,674.52          4.41          302       4.73   22.0127
                             23.00 - 23.99           7,334,864.93          9.16          697      10.92   23.0056
                             24.00 - 24.99           1,612,617.53          2.01          152       2.38   24.1290
                             25.00 - 25.99           1,950,174.72          2.44          193       3.02   25.0781
                                <= 26.00                40,345.62          0.05            5       0.08   27.7683

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The information contained herein has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement.



--------------------------------------------------------------------------------------------------------------------------------
                                             CPS AUTO GRANTOR TRUST, SERIES 1996-3
                                                 ALL AMOUNTS SUBJECT TO CHANGE
                                                       INFORMATION SHEET
                                                           12/10/96

                                               Consumer Portfolio Services Inc.
                                                    Balances as of 12/04/96
--------------------------------------------------------------------------------------------------------------------------------
                                                       CURRENT                        # OF
                                                  PRINCIPAL BALANCE       PCT($)      LOANS      PCT(#)
                                                  -----------------       ------      -----      ------
ORIGINAL LOAN                   18 - 21                  3,955.33          0.00            2       0.03   20.2626
TERM:                           22 - 26                 74,828.33          0.09           14       0.22   21.8868
                                27 - 31                163,830.02          0.20           27       0.42   21.1927
                                32 - 36              3,712,110.40          4.64          477       7.47   21.9003
                                37 - 41                  5,650.27          0.01            1       0.02   17.9000
                                42 - 46              3,011,901.35          3.76          306       4.79   21.4447
                                47 - 51              8,775,498.21         10.96          849      13.30   21.2711
                                52 - 56             10,854,080.81         13.56          884      13.84   20.8782
                                57 - 61             53,437,833.71         66.76        3,825      59.91   20.2191
REMAINING TERM:                   <= 16                 14,457.87          0.02            6       0.09   20.1330
                                17 - 21                 39,743.24          0.05            7       0.11   20.6320
                                22 - 26                100,577.16          0.13           19       0.30   21.4869
                                27 - 31                341,239.07          0.43           50       0.78   20.4117
                                32 - 36              3,697,248.54          4.62          469       7.35   21.8513
                                37 - 41              2,278,818.52          2.85          234       3.66   21.4148
                                42 - 46              3,914,570.88          4.89          379       5.94   21.1213
                                47 - 51              6,800,199.84          8.50          636       9.96   21.2597
                                52 - 56             10,557,449.80         13.19          852      13.34   20.8299
                                57 - 60             52,295,383.51         65.34        3,733      58.47   20.2299
PROGRAM:                         ALPHA              43,070,968.44         53.81        3,193      50.01   20.3181
                                 DELTA               8,207,852.48         10.25          794      12.44   21.3750
                                 OTHER               4,386,046.70          5.48          448       7.02   20.3995
                                STANDARD            24,374,820.81         30.45        1,950      30.54   20.7132
LOAN TYPE:                    Rule of 78s           34,837,215.10         43.52        2,698      42.26   20.4855
                            Simple Interest         45,202,473.33         56.48        3,687      57.74   20.6020
LOAN STATUS:                    Current             80,039,688.43        100.00        6,385     100.00   20.5513
NEW/USED:                         NEW               10,458,378.57         13.07          640      10.02   19.6925
                                  USED              69,581,309.86         86.93        5,745      89.98   20.6804
COLLATERAL AGE:                    88                  284,663.80          0.36           47       0.74   21.9970
                                   89                  797,234,26          1.00          111       1.74   22.0716
                                   90                2,055,803.42          2.57          242       3.79   21.6447
                                   91                3,806,106.06          4.76          412       6.45   21.5716
                                   92                6,554,771.99          8.19          620       9.71   21.5211
                                   93               11,603,995.43         14.50        1,010      15.82   21.3522
                                   94               18,482,964.17         23.90        1,428      22.36   20.3381
                                   95               21,045,838.67         26.29        1,556      24.37   20.1906
                                   96               11,819,207.10         14.77          756      11.84   19.7874
                                   97                3,572,738.29          4.46          202       3.16   19.7549
                                   98                   16,365.24          0.02            1       0.02   20.3100
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The information contained herein has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement.


--------------------------------------------------------------------------------------------------------------------------------
                                             CPS AUTO GRANTOR TRUST, SERIES 1996-3
                                                 ALL AMOUNTS SUBJECT TO CHANGE
                                                       INFORMATION SHEET
                                                           12/10/96

                                               Consumer Portfolio Services Inc.
                                                    Balances as of 12/04/96
--------------------------------------------------------------------------------------------------------------------------------
                                                      CURRENT                        # OF
                                                 PRINCIPAL BALANCE       PCT($)      LOANS      PCT(#)
                                                 -----------------       ------      -----      ------
MANUFACTURER:           ACURA                          431,020.94          0.54           30       0.47   21.1695
                        AUDI                            28,112.00          0.04            3       0.05   21.7667
                        BMW                            111,236.75          0.14            7       0.11   20.5414
                        BUICK                        1,745,087.68          2.18          154       2.41   20.8886
                        CADILLAC                       915,953.96          1.14           57       0.89   20.9190
                        CHEVROLET                   10,513,442.28         13.14          837      13.11   20.6976
                        CHRYSLER                     1,105,510.15          1.38           79       1.24   20.2419
                        DAIHATSU                        25,754.07          0.03            3       0.05   23.8471
                        DODGE                        4,977,451.38          6.22          403       6.31   20.6908
                        EAGLE                          224,385.40          0.28           21       0.33   21.2345
                        FORD                        15,617,938.16         19.51        1,280      20.05   20.5632
                        GEO                          1,759,888.25          2.20          173       2.71   20.7854
                        GMC                          1,148,887,09          1.44           80       1.25   20.5367
                        HONDA                        2,825,705.51          3.53          208       3.26   20.4324
                        HYUNDAI                      2,606,823.49          3.26          237       3.71   20.5624
                        INFINITI                       189,001.78          0.24           11       0.17   20.7139
                        ISUZU                          604,082.68          0.75           49       0.77   20.9377
                        JAGUAR                          50,889.05          0.06            3       0.05   21.2582
                        JEEP                         1,589,979,88          1.99          102       1.60   20.3468
                        KIA                          1,282.511.21          1.60           94       1.47   18.9670
                        LINCOLN                        562,998.46          0.70           38       0.60   20.5933
                        MAZDA                        2,908,914,03          3.63          227       3.56   20.7656
                        MERCEDES                        18,446.52          0.02            1       0.02   20.5300
                        MERCURY                      2,335,333.67          2.92          200       3.13   20.7562
                        MITSUBISHI                   2,910,040.96          3.64          227       3.56   20.3068
                        NISSAN                       6,766,961.46          8.45          496       7.77   20.5420
                        OLDSMOBILE                   1,506,952.33          1.88          134       2.10   20.8470
                        PLYMOUTH                     2,686,981.04          3.36          227       3.56   20.2486
                        PONTIAC                      4,335,682,42          5.42          361       5.65   20.6115
                        SAAB                            25,535.22          0.03            3       0.05   23.1210
                        SATURN                         595,747.93          0.74           50       0.78   20.6573
                        STERLING                        14,264.35          0.02            2       0.03   21.1384
                        SUBARU                         322,523.14          0.40           27       0.42   20.0952
                        SUZUKI                         612,625.15          0.77           47       0.74   20.1111
                        TOYOTA                       6,052,296.01          7.56          459       7.19   20.2835
                        WOLKSWAGEN                     564,528.17          0.71           50       0.78   20.6648
                        VOLVO                           66,195.86          0.08            5       0.08   20.8545
OBLIGOR STATE:          Alabama                      2,285,635.21          2.86          195       3.05   21.5468
                        California                  20,038,073.10         25.04        1,481      23.19   20.1910
                        Florida                      6,037,979.66          7.54          452       7.08   19.1671
                        Hawaii                       1,517,903.77          1.90          132       2.07   22.5913
                        Illinois                     4,252,942.28          5.31          368       5.76   21.7264
                        Iowa                         1,144,156.94          1.43           98       1.53   21.6837
                        Louisiana                    3,705,917.00          4.63          300       4.70   21.1785
                        Maryland                     2,442,788.86          3.05          202       3.16   21.6860
                        Michigan                     2,081,131.58          2.60          172       2.69   21.1509
                        Minnesota                    1,096,528.31          1.37           92       1.44   19.3279
                        Nevada                       2,844,322.11          3.55          230       3.60   22.0926
                        New Jersey                   1,950,389.01          2.44          165       2.58   21.2275
                        New York                     3,949,814.97          4.93          327       5.12   21.1965
                        Ohio                         2,993,748.60          3.74          280       4.39   22.6897
                        Pennsylvania                 7,771,825.18          9.71          625       9.79   19.1186
                        Tennessee                    4,321,559.25          5.40          344       5.39   21.4345
                        Texas                        6,463,163.26          8.07          494       7.74   18.6778
                        All others                   5,141,809.34          6.42          428       6.70   21.2671
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The information contained herein has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement.